EXHIBIT 10.2
STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 27th day of July, 2017, by and between CytRx Corporation (the "Company"), a Delaware corporation, and NantCell, Inc. ("Purchaser"), a Delaware corporation.  The Company and Purchaser are each referred to herein by name or as a "Party" or, collectively, as the "Parties".
RECITALS
WHEREAS, the Company and Purchaser are entering into that certain Exclusive License Agreement of even date herewith (the "License Agreement"); and
WHEREAS, in connection with the execution of the License Agreement, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company shares of the Company's common stock, par value $0.001 per share (the "Common Stock") on the terms and subject to the conditions set forth in this Agreement and the Company has issued a Warrant to Purchaser dated as of the date hereof (the "Warrant") entitling Purchaser to purchase additional shares of Common Stock (the "Warrant Shares") on the terms and conditions set forth therein.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, do hereby agree as follows:
1. Definitions. The capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them below:
1.1 "Affiliate" means any Person controlled by, controlling, or under common control with a Party. For purposes of the definition of "Affiliate," "control" and, with corresponding meanings, the terms "controlled by," "controlling," and "under common control with" means (a) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities, participating profit interest, or other ownership interests of a legal entity, or (b) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance.
1.2 "Applicable Law" means applicable federal, national, foreign, supranational, state, provincial or local or administrative statute, law, ordinance, rule, code or regulation or orders, injunctions, decrees of any court, administrative agency or similar authority.
1.3 "Disclosure Schedule" means the Disclosure Schedule of the Company delivered concurrently with this Agreement.
1.4 "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
1.5 "GAAP" means generally accepted accounting principles in the United States.
1.6 "Governmental Entity" means any arbitrator, court, nation, government, state, locality, or other political subdivision thereof, or any authority, agency, or other entity exercising executive, legislative, judicial regulatory, taxing or administrative functions of, or pertaining to, government.
1.7  "Knowledge" means the knowledge of such Person, assuming that such Person engaged in reasonable inquiry or investigation with respect to the relative subject matter.
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1.8 "Material Adverse Effect" means any event, change, or effect, individually or collectively with one or more other events, changes, or effects that have had, or reasonably would be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company, taken as a whole, provided that, none of the following matters, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in laws, rules, regulations, GAAP or the interpretation thereof, (iii) changes that generally affect the industry in which the Company operates, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) changes in the trading price or trading volume of the Common Stock, (vi) failure by the Company to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics and (vii) any matter expressly disclosed in Section 1.8 of the Disclosure Schedule to the extent the results of any such matter would or would reasonably be expected to result in a Material Adverse Effect, except solely in the case of clauses (i) through (iv), to the extent those events, changes, or effects have, or would reasonably be expected to have, a disproportionate effect on the Company, taken as a whole, as compared to other companies operating in the industry in which the Company operates, and with respect to clauses (v) and (vi), it being understood that the facts and circumstances underlying any such change or failure that are not otherwise expressly excluded in clauses (i) through (vi) herein from the definition of a "Material Adverse Effect" may be considered in determining whether there has been a Material Adverse Effect.
1.9 "NASDAQ" means the Nasdaq Stock Market, Inc.
1.10 "Person" means any means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
1.11 "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.
1.12 "Registrable Securities" means (a) the Shares, (b) the Warrant Shares and (c) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or Warrant Shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization or other reorganization or otherwise. Notwithstanding the foregoing, as to any particular Shares or other securities described above, once issued they shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been distributed pursuant to Rule 144 under the Securities Act, (iii) such securities may be sold without volume restrictions pursuant to Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent, or (iv) such securities shall have been otherwise transferred, unless the transfer is to an Affiliate or occurs after the Lock-Up Period in accordance with the terms and conditions of this Agreement.
1.13 "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.
1.15 "Required Registration Statement" means a Registration Statement which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 6.1 on an appropriate form pursuant to the Securities Act (other than pursuant to Rule 415), and which form is available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
1.14 "Required Shelf Registration Statement" means a Registration Statement which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 6.1 on an appropriate form or any similar successor or replacement form (in accordance with Section 6.1) pursuant to Rule 415 of the Securities Act, and which form is available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
1.16 "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule thereto.
1.17 "SEC" means the U.S. Securities and Exchange Commission.
1.18 "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
1.19 "Transaction Documents" means the License Agreement and this Agreement.
1.20 "Voting Stock" means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the stockholders or members of such corporation or association, or securities convertible or exchangeable into or exercisable for any such securities.
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2.. Closing, Delivery and Payment.
2.1 Closing.
(a) Subject to the terms and conditions hereof, and in reliance on the representations, warranties, covenants and other agreements hereinafter set forth, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, a number of shares of Common Stock (the "Shares") equal to the amount obtained by dividing the aggregate purchase price of Thirteen Million US Dollars and Twenty Cents ($13,000,000.20) (the "Aggregate Purchase Price") by $1.10 per Share, or 11,818,182 Shares of Common Stock.
(b) The Closing shall take place at 10:00 a.m. local time, at the office of the Company, located at 11726 San Vicente Boulevard, Suite 650, Los Angeles CA 90049 (or remotely via the exchange of signatures and documents), on the date hereof (the "Closing Date").
(c) All deliveries to be made or other actions to be taken at the Closing shall be deemed to occur simultaneously, and no such delivery or action shall be deemed complete until all such deliveries and actions have been completed or the relevant Party has agreed to waive such delivery or action. If the Closing does not occur, any delivery made or other action taken at the proposed Closing shall be deemed not to have occurred and be without force or effect.
2.2 Delivery and Payment.
(a) Purchaser Deliverables. At the Closing, subject to the terms and conditions hereof, Purchaser shall deliver to the Company:
(i) the Aggregate Purchase Price, by wire transfer of immediately available funds to a bank account designated by the Company, such designation to be made no later than two (2) Business Days prior to the Closing Date; and
(ii) a copy of the License Agreement, executed by Purchaser.
(b) The Company's Deliverables. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to Purchaser:
(i) a stock certificate, in the name of Purchaser, representing the Shares purchased at the Closing, dated as of the Closing Date;
(ii) a copy of the License Agreement, executed by the Company; and
(iii) resolutions of the Company's Board of Directors (the "Company Board") approving the transactions contemplated by this Agreement.
3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as of the date hereof (unless specifically made as of another date, in which case as of such other date), as follows except as set forth in the Disclosure Schedule.
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3.1  Capitalization. As of July 27, 2017, the authorized capital stock of the Company consisted of 250,000,000 shares of common stock, $0.001 par value per share, of which 153,127,389 shares were outstanding, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which 25,000 shares were designated as Series A Junior Participating Preferred Stock (all of which are reserved, and none of which are outstanding, for issuance upon the exercise of the rights under our Shareholder Protection Rights Agreement) and 3,900 shares were designated as Series B Convertible Preferred Stock, none of which were outstanding.   All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. There are no preemptive or similar rights on the part of any holder of any class or securities of the Company. As of the date hereof, except as set forth in the SEC Documents or as described or referred to above, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, or understandings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or other voting securities of the Company. As of the date hereof, there are no outstanding agreements of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock.  Except as otherwise set forth in this Agreement, the Shares have the same rights, preferences and privileges as all other shares of Common Stock.
3.2 Litigation. There are no actions, suits, proceedings or, to the Company's Knowledge, any investigations, pending or currently threatened against the Company that questions the validity of this Agreement or the issuance of the Shares contemplated hereby. As of the Closing, there is no other action, suit, or proceeding pending or, to the Company's Knowledge, currently threatened against the Company, except as disclosed in the SEC Documents and except as would not have a Material Adverse Effect. As of the Closing, there are no material outstanding consents, orders, decrees or judgments of any Governmental Entity naming the Company, except as disclosed in the SEC Documents and except as would not have a Material Adverse Effect.
3.3 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. The Company is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
3.4 Authorization. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and for the issuance of the Shares have been taken. The Company has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations thereunder. The Agreement, when executed and delivered by the Company, shall be duly authorized, executed and delivered and, upon due execution and delivery by Purchaser, each Agreement will be a valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.
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 3.5 Subsidiaries, Joint Ventures and Partnerships. The Company does not currently own or control, directly or indirectly, any subsidiaries or interests in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
3.6 No Conflicts. Neither the execution, delivery nor performance of this Agreement, nor the consummation by the Company of the transactions contemplated by this Agreement will result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company's Restated Certificate of Incorporation or Restated Bylaws, each as in effect on the date hereof or at the Closing; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; or (c) any note, mortgage, contract, agreement, license, waiver, exemption, order or permit to which the Company is a party or by which any property or asset of the Company is bound or affected, except in the case of subsections (b) and (c) as would not have a Material Adverse Effect.
3.7 No Defaults. The Company is not in default under or in violation of either its Restated Certificate of Incorporation or its Restated Bylaws.
3.8 Listing Requirements. The Common Stock is listed on NASDAQ. The Company has received notification from NASDAQ that it is not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). If compliance cannot be demonstrated by August 21, 2017, NASDAQ will provide written notification that our common stock will be delisted.
3.9 Disclosure Documents.
(a) For the two (2) years preceding the date hereof, the Company has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extension, all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Documents"), and the Company has paid all fees and assessments due and payable in connection with the SEC Documents. As of their respective dates, each of the SEC Documents complied in all material respects with all statutes and applicable rules and regulations of the SEC, including the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date hereof, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Documents, and to the Company's Knowledge, none of the SEC Documents is the subject of any ongoing SEC review or investigation.
(b) The audited financial statements of the Company included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such unaudited financial statements (1) were prepared from the books and records of the Company, (2) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (3) present fairly in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.
(c) Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof:  (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with the exercise of options to purchase Common Stock or the vesting of restricted stock units issued under existing Company equity incentive plans) and (iii) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company equity incentive plans.
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3.10 Absence of Certain Events and Changes. Since the date of the Company's Quarterly Report on Form 10-Q for the quarter ended on March 31, 2017: (a) the Company has conducted its business in the ordinary course consistent with past practice, and (b) there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect, taken as a whole.
3.11 Compliance with Laws; Permits.
(a) The Company is not, and since January 1, 2015, has not been, in violation of any Applicable Law in respect of the conduct of its business or the ownership of its properties which would have a Material Adverse Effect.
(b) The Company has all franchises, permits, licenses and any similar authority ("Permits") necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except as does not and would not have a Material Adverse Effect. The Company has not taken any action that would interfere with the Company's ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have a Material Adverse Effect.
3.12 Valid Issuance of Shares.
(a) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser. Assuming the accuracy of the representations of Purchaser in Section 4 of this Agreement and subject to any filings required by Section 3.13, the Shares will be issued in compliance with all applicable federal and state securities laws.
(b) Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to Purchaser.
(c) The Company has not, directly or through any agent, sold, offered for sale or solicited offers to buy any "security" (as defined in the Securities Act) under any circumstances that would cause the offering of the Shares to be integrated with prior offerings by the Company for purposes of any Applicable Law or stockholder approval provision.
3.13 Governmental Entity or Third Party Consents. Assuming the accuracy of the representations made by Purchaser in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing (each, a "Consent") with, any Governmental Entity or other third party on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such notices and filings required or permitted to be made with certain state and federal securities commissions, which notices will be filed on a timely basis.
3.14 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.
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3.15 No Undisclosed Liabilities. The Company does not have any liabilities (contingent or otherwise) of the type required to be disclosed on a balance sheet prepared in accordance with GAAP, except for those (a) reflected or reserved against in financial statements of the Company included in the SEC Documents filed with the SEC prior to the date of this Agreement, (b) created under, or incurred in connection with, this Agreement, (c) incurred in the ordinary course of business or otherwise disclosed in the SEC Documents subsequent to the period covered by the Company's Quarterly Report on Form 10-Q for the quarter ended on March 31, 2017 and (d) that have not been and would not reasonably be expected to be material.
3.16 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
3.17 Internal Controls. The Company has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes, and, to the knowledge of the Company, such system of internal control over financial reporting is effective. For purposes of this Section 3.17, "knowledge of the Company" means the actual knowledge of the Chief Executive Officer and the Chief Financial Officer of the Company. The Company has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the timeframes specified by the SEC's rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company's outside auditors and the audit committee of the Company Board, (a) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information and (b) any fraud known to it, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.  Since the date of the latest audited financial statements of the Company included in the SEC Document, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.
3.18 Intellectual Property. Except as contemplated by the License Agreement, the Company owns or possesses adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property"), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company's Knowledge, threatened judicial proceedings or interference proceedings against the Company challenging the Company's rights in or to or the validity of the scope of any of the Company's patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; to the Company's Knowledge no other entity or individual has any right or claim in any of the Company's patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or by any non-contractual obligation, other than by written licenses granted by the Company, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company has not received any written notice of any claim challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company which claim, if the subject of an unfavorable decision would reasonably be expected to result in a Material Adverse Effect.
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3.19 No Other Representations and Warranties.  The representations and warranties set forth in this Section 3 are the only representations and warranties made by the Company with respect to the Shares or any other matter relating to the transactions contemplated by this Agreement. Except as specifically set forth in the this Agreement, (a) the Company is selling the Shares to Purchaser "as is" and "where is" and with all faults, and makes no warranty, express or implied, as to any matter whatsoever relating to the Shares or any other matter relating to the transactions contemplated by this Agreement, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the business of the Company after the Closing in any manner, (iii) the probable success or profitability of the business of the Company after the Closing or (iv) the continued listing of the Company's shares of Common Stock on NASDAQ, and (b) neither the Company or any of its Affiliates, nor any of their respective stockholders, directors, officers, employees or agents will have or be subject to any liability or indemnification obligation to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives of, or Purchaser's use of, any information relating to the Company or any of its Affiliates, including any descriptive memoranda, summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to Purchaser or its Affiliates or representatives, whether orally or in writing, in management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Purchaser or in any other form in expectation of the transactions contemplated by this Agreement. The Company acknowledges that except as set forth in Section 4, neither Purchaser nor any director, officer, employee, agent or representative of Purchaser makes any representation or warranty, either express or implied, concerning the transactions contemplated by this Agreement.  Nothing in this Section 3.19 will affect the representations and warranties in the License Agreement.
4. Representations And Warranties Of Purchaser. Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date (unless specifically made as of another date, in which case as of such other date) as follows:
4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Purchaser is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the on the business, assets, liabilities, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole.
4.2 Authorization. All corporate actions on the part of Purchaser, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents have been taken. Purchaser has the requisite corporate power to enter into the Transaction Documents and to carry out and perform its obligations thereunder. The Transaction Documents, when executed and delivered by Purchaser, shall be duly authorized, executed and delivered and, upon due execution and delivery by the Company. Each Transaction Document will be a valid and binding agreement of Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.
4.3 No Conflicts. Neither the execution, delivery nor performance of any of the Transaction Documents, nor the consummation by Purchaser of the transactions contemplated by the Transaction Documents will result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Purchaser's Amended and Restated Certificate of Incorporation or Purchaser's Bylaws, each as in effect on the date hereof or at the Closing; (b) any provision of any judgment, decree or order to which Purchaser is a party or by which it is bound; or (c) any note, mortgage, material contract, material agreement, license, waiver, exemption, order or permit, except in the case of subsections (b) and (c) as would not have had, or reasonably would be expected to have, a material adverse effect on the on the business, assets, liabilities, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole.
4.4 Ownership. Other than the Shares acquired in this Agreement, none of Purchaser nor any of its Affiliates, nor any "group" of Persons (as such term is used in and construed under Sections 13d-3 and 14d-2 of the Exchange Act) owns any shares or other securities of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities or has any rights to acquire such securities, or has established or increased, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the Company's equity securities. Immediately prior to the entry into this Agreement, Purchaser is not the beneficial owner, as defined under Rule 13d-3 under the Exchange Act, of any securities of the Company. None of Purchaser nor any of its Affiliates has traded in any shares or other securities of the Company in the ninety (90) days prior to the date hereof.
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4.5 Governmental Entity or Third Party Consents. Assuming the accuracy of the representations made by the Company in Section 3 of this Agreement, no Consent of any Governmental Entity or other third party on the part of Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement.
4.6 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser.
4.7 Investment Representations. In connection with the offer, purchase and sale of the Shares, Purchaser makes the following representations:
(a) Purchase for Own Account. Purchaser is acquiring the Shares for its own account, not as nominee or agent, for investment and not for, with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Purchaser hereunder. Purchaser has not been organized solely for purposes of acquiring the Shares.
(b) Restricted Securities. Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.  Purchaser understands that the Shares, when issued, shall be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Consequently, Purchaser may have to bear the risk of owning the Shares for an indefinite period of time. Purchaser is familiar with Rule 144 as presently in effect.
(c) Purchaser Status.  At the time Purchaser was offered the Shares, it was, and as of the date of this Agreement and the Closing Date is, an "accredited investor" as defined in Regulation D, Rule 501(a), promulgated under the Securities Act.
(d) Knowledge and Experience of Purchaser.  Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser has had the opportunity to review the SEC Documents and to ask questions of, and receive answers from, the officers of the Company concerning the Company, including its financial condition, results of operation and prospects, and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment. Purchaser has received all of the information it considers necessary or appropriate for deciding whether to purchase the Shares hereunder. Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of Purchaser's investment.  Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.  Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.
(e) Sufficient Funds. Purchaser has sufficient funds to deliver the Purchase Price in full and to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.
Ex 10.2 Page 9

(f) Legend. Purchaser understands that, until such time as a Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Shares will bear with one or all of the following restrictive legends:
(i) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM (AND UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED). THE TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND PURCHASER OF SUCH SECURITIES.  THE COMPANY AND ITS TRANSFER AGENT WILL NOT BE OBLIGATED TO RECOGNIZE OR GIVE EFFECT TO ANY TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS. A COPY OF SUCH RESTRICTIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.";
(ii) any legend required by the securities laws of any state.
4.8 No Other Representations and Warranties. The representations and warranties set forth in this Section 4 are the only representations and warranties made by Purchaser with respect to the transactions contemplated by this Agreement. Purchaser acknowledges that, except as set forth in Section 3, neither the Company nor any director, officer, employee, agent or representative of the Company makes any representation or warranty, either express or implied, concerning the Shares or the transactions contemplated by this Agreement. Nothing in this Section 4.8 will affect the representations and warranties in the License Agreement.
5. Stock Ownership Governance.
5.1 Lock-Up Period. From the date hereof until the earlier of (i) the one year anniversary of the date of this Agreement and (ii) the time of acceptance by the United States Food and Drug Administration for filing by Purchaser or its sublicensee under the License Agreement of a new drug application on a Licensed Product (as such term is defined under the License Agreement) filed pursuant to Section 505(b)(1) or 505(b)(2) of the Food Drug and Cosmetic Act (such time period, the "Lock-Up Period"), Purchaser shall not, and shall cause any other holder of Registrable Securities not to, without the prior written consent of the Company, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or enter into a transaction which would have the same effect; provided, however, that the foregoing shall not prohibit Purchaser from transferring Shares to one of its Affiliates, provided that such Affiliate, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all of the restrictions and obligations set forth in this Agreement as though it were Purchaser hereunder.
5.2 Standstill Agreement. During the Lock-Up Period, except (i) with the prior written consent of the Company or (ii) by way of stock dividends or other distributions made to the Company's stockholders generally, Purchaser will not, and, subject to Section 5.3, will not encourage, direct, facilitate or cause any of its Affiliates, employees, representatives or agents to, directly or indirectly:
(a) acquire or agree, offer, seek or propose to acquire ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any Voting Stock of the Company or securities convertible or exchangeable into or exercisable for any Voting Stock of the Company if, as a result of such acquisition, Purchaser in the aggregate would own more than 14.9% of the Voting Stock of the Company at the time of such acquisition;
Ex 10.2 Page 10

(b) cause to be acquired ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any Voting Stock of the Company or securities convertible or exchangeable into or exercisable for any Voting Stock of the Company if, as a result of such acquisition, the Person acquiring ownership together with Purchaser and its Affiliates, employees, representatives or agents, in the aggregate, would own more than 14.9% of the Voting Stock of the Company at the time of such acquisition; effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in (i) any tender or exchange offer for securities of the Company or merger, consolidation, business combination or acquisition or disposition of assets of the Company; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (iv) any "solicitation" of "proxies" to vote (as such terms are used in Regulation 14A of the Exchange Act), becoming a "participant" in any "election contest" (as such terms are defined in Rule 14a-11 of the Exchange Act), or initiating, proposing, encouraging or otherwise soliciting any other stockholder(s) of the Company for the approval of any stockholder proposals with respect to the Company, or otherwise seeking to solicit, advise or influence any Person with respect to the voting of any securities of the Company;
(c) form, join or in any way participate in a "partnership, limited partnership, syndicate, or other group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) with respect to any Voting Stock of the Company;
(d) otherwise act to seek to control or influence the Company's management, Company Board or policies of the Company (including by seeking to replace or remove any representative on the Company Board or seeking to have called any meeting of stockholders of the Company or executing any written consent in lieu of a meeting of stockholders of the Company);
(e) arrange, or in any way participate in, any financing for the purchase of any Voting Stock of the Company or securities convertible or exchangeable into or exercisable for any Voting Stock of the Company; or
(f) enter into any discussions, negotiations, arrangements or understandings with or advise, assist or encourage any third party with respect to, any of the foregoing.
5.3 Exceptions to Section 5.2 Standstill Provisions. Notwithstanding the foregoing, the obligations under Section 5.1 shall terminate as to Purchaser and its Affiliates in the event that:
(a) the Company publicly announces a decision of the Company Board to conduct a formal process to sell all or substantially all of the assets of the Company; provided that the restrictions in Section 5.1 will automatically be reinstated and be in full force and effect if and at such time as the Company publicly announces a termination of such process;
(b) a third party commences a tender offer for more than fifty percent (50%) of the Voting Stock of the Company, and the Company has publicly recommended acceptance of such tender offer; provided, the obligations in Section 5.1 will automatically be reinstated in the event such tender offer is terminated;
(c) the Company enters into any binding written agreement (i) to sell or dispose of securities representing at least fifty percent (50%) of all outstanding Voting Stock (on a Common Stock equivalent basis) to any Person or group that is unaffiliated with Purchaser and all of its Affiliates or (ii) providing for a transaction that, if consummated, would result in (A) the holders of the outstanding Voting Stock immediately prior to such transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such transaction or (B) the sale of all or substantially all of the assets of the Company to a third party that does not control, is not controlled by and is not under common control with the Company; or
(d) upon the adoption of a plan of liquidation or dissolution with respect to the Company.
Ex 10.2 Page 11

5.4 Voting Agreement. During the Lock-up Period, Purchaser shall (a) publicly support and recommend that the Company's stockholders vote for the election of each of the Company Board's nominees at each meeting of the Company's stockholders at which directors are to be elected, (b) cause all Voting Stock of the Company that it or its Affiliates is entitled to vote at each such stockholder's meeting (whether held of record or beneficially) to be present for quorum purposes and (c) cause all Voting Stock of the Company that it or its Affiliates is entitled to vote (whether held of record or beneficially) to be voted in accordance with the Company Board's recommendation with respect to each proposal submitted to the Company's stockholders at any such meeting.
5.5 Market Stand-Off Agreement. During the Lock-Up Period, Purchaser agrees that in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as the Company or the underwriters may specify.
6. Registration Rights.
6.1 Demand Registration. At any time following the Lock-Up Period, Purchaser may request in writing ("Request") (which Request will specify the Registrable Securities intended to be disposed and the intended method of distribution thereof) that the Company register under the Securities Act all or part of the Registrable Securities that are Beneficially Owned by Purchaser (a) on a Registration Statement on Form S-3 or other available form (a "Demand Registration") or (b) on a Shelf Registration Statement covering any Registrable Securities (or otherwise designating an existing Shelf Registration Statement with the SEC to cover the Registrable Securities) ("Shelf Registration").  Each Request pursuant to this Section 6.1 will be in writing and will specify the number of Registrable Securities requested to be registered.
6.2 Restrictions on Demand Registrations. Notwithstanding anything to the contrary in this Agreement, Purchaser may not make more than three Requests for Demand Registration and not more than three Requests for Shelf Registration.  The Company may on up to two occasions postpone for up to 120 days the filing or the effectiveness of a Registration Statement if the Board of Directors of the Company determines in good faith that such Demand Registration or Shelf Registration, as the case may be, would reasonably be expected to have a material adverse effect on any acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer or any other material business transaction by the Company; provided that in such event, Purchaser will be entitled to withdraw such Request and, if such Request is withdrawn, such Request will not count as one of the permitted Requests.
6.3 Selection of Underwriters; Underwritten Offering.  If Purchaser so elects in writing delivered to the Company, the Company will use its reasonable best efforts to cause a Demand Registration to be in the form of an underwritten offering.  The Company will have the right to select the managing underwriter and managers to administer the offering, subject to such managing underwriter being a nationally recognized investment bank reasonably acceptable to Purchaser. Purchaser may not participate in any registration hereunder which is underwritten unless Purchaser (a) agrees to sell the Registrable Securities held by Purchaser on the basis provided in any underwriting agreement with the underwriters and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
Ex 10.2 Page 12

6.4 Piggyback Registrations.
(a) If the Company determines to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 6.1, a registration relating solely to employee or director benefit plans or employee dividend reinvestment plans, a registration relating to the offer and sale of debt securities, a registration relating solely to a corporate reorganization (including by way of merger of the Company with any other business) or acquisition of another business or a registration on any registration form that does not permit secondary sales (a "Piggyback Registration"), the Company will (i) promptly give written notice of the proposed Piggyback Registration to Purchaser and (ii) subject to Sections 6.4(b) and 6.4(c), include in such Piggyback Registration and in any underwriting involved therein all of such Registrable Securities as are specified in a written request or requests made by Purchaser received by the Company within 10 Business Days after such written notice from the Company is given to Purchaser.
(b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such registration by holders that are contractually entitled to include such securities therein pursuant to any written agreement entered into by the Company prior to the date of this Agreement (the "Other Registrable Securities") pro rata, on the basis of the number of shares of Common Stock held by Purchaser and the holders of the other Registrable Securities and the Registrable Securities requested to be included in such registration by Purchaser and (iii) third, any other securities requested to be included in such registration. If a Piggyback Registration is an underwritten secondary registration on behalf of any holder of Other Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of Other Registrable Securities, the Company will include in such registration (A) first, the Other Registrable Securities requested to be included in such registration by the holders thereof, (B) second, the Registrable Securities requested to be included in such registration by Purchaser and (C) third, any other securities requested to be included in such registration.
(c) The Company and any holder of Other Registrable Securities initiating any registration will have the right to, in its sole discretion, defer, terminate or withdraw any registration initiated by it under this Section 6.4 whether or not Purchaser has elected to include any Registrable Securities in such registration. Notwithstanding anything contained herein, in the event that the SEC or applicable federal securities laws and regulations prohibit the Company from including all of the Registrable Securities requested by Purchaser to be registered in a registration statement pursuant to this Section 6.4, then the Company will be obligated to include in such registration statement only such limited portion of the Registrable Securities as is permitted by the SEC or such federal securities laws and regulations.
    6.5 Withdrawals.  Purchaser may withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Registration Statement.  If such withdrawal is made primarily as a result of the failure of the Company to comply with any provision of this Agreement, then such Request will not count as one of the permitted Requests and the Company will be responsible for the payment of all Registration Expenses in connection with such registration.  In the case of any other withdrawal, Purchaser may elect either to pay for the Registration Expenses associated with the withdrawn registration or to forfeit one request.
Ex 10.2 Page 13

    6.6 Registration Procedures.  Whenever Purchaser has made a Request in accordance with Section 6.1 that any Registrable Securities be registered pursuant to this Agreement, the Company will:
(a) not later than the 30th calendar day after the receipt by the Company of such a Request, prepare and file with the SEC a Required Registration Statement or Required Shelf Registration Statement, as the case may be, providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register in accordance with the intended methods of distribution thereof specified in such Request or  requests, and will use reasonable best efforts to have such Required Registration Statement or Required Shelf Registration Statement, as the case may be, declared effective by the SEC as soon as practicable thereafter and to keep such Required Registration Statement or Required Shelf Registration Statement, as the case may be, continuously effective (i) in the case of a Demand Registration, for a period of at least 180 calendar days (or, in the case of an underwritten offering, such period as the underwriters will reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto) or (ii) in the case of a Shelf Registration, until such time as all Registrable Securities covered by such Required Shelf Registration Statement have been sold pursuant thereto, including, in either case, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or Required Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement or Required Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or Required Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder;
(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in (a) above;
(c) furnish to Purchaser such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Purchaser;
(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities owned by Purchaser; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or (ii) consent to general service of process in any such jurisdiction;
(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the managing underwriters;
(f) notify Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and in such case, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(g) use its reasonable best efforts to cause all such Registrable Securities which are registered to be listed on each securities exchange on which similar securities issued by the Company are then listed;
(h) enter into such customary agreements and take all such other actions as Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
Ex 10.2 Page 14

(i) make available for inspection by Purchaser, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Purchaser or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by Purchaser or any underwriter, attorney, accountant or agent in connection with such Registration Statement;
(j) if such sale is pursuant to an underwritten offering, use reasonable best efforts to obtain "comfort" letters dated the pricing date of the offering of the Registrable Securities and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the managing underwriter reasonably requests;
(k) use reasonable best efforts to furnish, at the request of Purchaser on the date such securities are delivered to the underwriters for sale pursuant to such registration or are otherwise sold pursuant thereto, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and the seller may reasonably request and are customarily included in such opinions;
(l) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement registering such Registrable Securities;
(m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(n) cooperate with Purchaser and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;
(o) promptly notify in writing Purchaser and the underwriter, if any, of the following events:
(i)	the effectiveness of any such Registration Statement;
(ii)	any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information and when same has been filed and become effective;
(iii)	the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any person for that purpose; and
Ex 10.2 Page 15

                                                    the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale under the securities or blue sky    laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
(p) if requested by any underwriter, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customer "lock-up" agreements restricting the ability to dispose of Company securities; and
(q) use reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.
If any such registration or comparable statement refers to Purchaser by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, Purchaser is or might be deemed to be a controlling person of the Company, Purchaser will have the right to require (i) the insertion therein of language, in form and substance satisfactory to Purchaser and presented to the Company in writing, to the effect that the holding by Purchaser of such securities is not to be construed as a recommendation by Purchaser of the investment quality of the Company's securities covered thereby and that such holding does not imply that Purchaser will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to Purchaser by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to Purchaser; provided that with respect to this clause (ii) Purchaser must furnish to the Company an opinion of counsel to such effect, which opinion and counsel will be reasonably satisfactory to the Company. In connection with any Registration Statement in which Purchaser is participating, Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests specifically for use in connection with any such Registration Statement or prospectus.
    6.7 Removal of Legends.  In the case of a transaction pursuant to clause (a) of the following sentence, Purchaser hereby covenants and agrees with the Company not to make any sale of the Registrable Securities under any Registration Statement without complying with the provisions of this Agreement and without causing the prospectus delivery requirements under the Securities Act to be satisfied. The legend set forth in Section 4.7 will be removed and the Company will issue a certificate without such legend if (a) such Registrable Securities are registered for resale under the Securities Act, (b) in connection with a sale, assignment or other transfer that may be made without registration under the applicable requirements of the Securities Act, or (c) Purchaser provides the Company with reasonable assurance that such Registrable Securities can be sold, assigned or transferred pursuant to Rule 144.  Following the effective date of the Registration Statement or other information or assurances referred to in the preceding sentence, the Company will as soon as reasonably practicable following the delivery by Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Registrable Securities, deliver or cause to be delivered to Purchaser a certificate representing such Registrable Securities that is free from all restrictive and other legends.
6.8 Suspension.  Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act.  Purchaser hereby covenants and agrees that it will not sell any Registrable Securities pursuant to such prospectus during the period commencing at the time at which the Company gives Purchaser written notice of a Suspension of the use of such prospectus and ending at the time the Company gives Purchaser written notice that Purchaser may thereafter effect sales pursuant to such prospectus (the "Suspension End Date"). Following the Suspension End Date, the Company will promptly notify Purchaser in writing that the use of the prospectus may be resumed and will provide Purchaser with a copy of any amendment to the Registration Statement or supplement to the prospectus.
Ex 10.2 Page 16

    6.9 Registration Expenses.  All expenses incident to the Company's performance of or compliance with this Section 6, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, the Company's internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Purchaser will pay all fees, costs and expenses of its counsel, accountants, advisers or representatives and all expenses of any broker's commission or underwriter's discount or commission relating to the registration and sale of Registrable Securities pursuant to this Agreement.
    6.10 Rule 144 Reporting.  With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
(c) so long as Purchaser owns any Registrable Securities, furnish to Purchaser promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC and (iii) such other reports and documents as Purchaser may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
    6.11 Company Indemnification.  The Company agrees to indemnify and hold harmless, to the extent permitted by law, Purchaser, its Affiliates and each of its and their respective directors, officers, partners, members and agents and directors and each Person, if any, who controls Purchaser (within the meaning of the Securities Act or the Exchange Act) from and against (i) any and all losses, claims, damages, liabilities and expenses whatsoever (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) caused by, arising out of or relating to any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto covering the resale of any Registrable Securities by or on behalf of Purchaser or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein and (ii) any and all losses, claims, damages, liabilities and expenses whatsoever (including reimbursement as incurred, of reasonable expenses of investigation and reasonable attorneys' fees and expenses) to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which will not be unreasonably withheld); in each case, except insofar as the same are caused by or based upon any information furnished in writing to the Company by Purchaser expressly for use therein.  In connection with an underwritten offering, the Company will indemnify any underwriters of the Registrable Securities, their directors and officers and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of Purchaser.
Ex 10.2 Page 17

     6.12 Purchaser Indemnification.  Purchaser agrees to indemnify and hold harmless, to the extent permitted by law, the Company, its Affiliates, its and their respective directors, officers, partners, members and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) caused by, arising out of or relating to any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto covering the resale of any Registrable Securities by or on behalf of Purchaser or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Purchaser expressly stated to be used in connection with such Registration Statement; provided that the foregoing indemnity of Purchaser shall be limited to the gross proceeds of the offering received by Purchaser, unless such indemnity arises out of or is based on willful misconduct or fraud by Purchaser.
     6.13 Resolution of Claims.  Any Person entitled to indemnification pursuant to this Section 6 will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure.  If notice of commencement of any such action is given to the indemnifying party as above provided, the indemnifying party will be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party.  The indemnified party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and such parties have been advised by such counsel that either (i) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (ii) it is reasonably foreseeable that there will be one or more material legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party.  In any of such cases, the indemnified party will have the right to participate in the defense of such action with its own counsel, the reasonable fees and expenses of which will be paid by the indemnifying party, it being understood, however, that the indemnifying party will not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. No indemnifying party will be liable for any settlement entered into without its written consent.  No indemnifying party will, without the consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.
Ex 10.2 Page 18

     6.14 Contribution.  If the indemnification provided for in Section 6.11 or 6.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, if it relates to an untrue or alleged untrue statement of a material fact or the omission to state a material fact in a Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereof covering the resale of any Registrable Securities by or on behalf of the holder of Registrable Securities, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of any loss, claim, damage or liability referred to above will be deemed to include, subject to the limitations set forth in this Section 6.14, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.14.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
7. Miscellaneous.
7.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, United States of America (without giving effect to principles of conflicts of laws that would require the application of any other law) and the federal laws of the U.S., in each case without reference to choice of law rules.
7.2 Dispute Resolution. In the event of any dispute under this Agreement, such dispute shall be resolved in accordance with the terms of the License Agreement.
7.3 Consent to Jurisdiction. All actions or proceedings that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the State and Federal Courts in the County of Los Angeles in the State of California (such courts, "California Courts"). Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth in Section 7.12 shall be effective service of process for any action or proceeding in the California Courts with respect to any matters to which it has submitted to jurisdiction in this Section 7.3. Consistent with the foregoing in this Section 7.3, each of the Parties hereby (a) submits to the exclusive jurisdiction of the California Courts for the purpose of any action or proceeding brought by any Party that, directly or indirectly, arises out of or relates to this Agreement; (b) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such action or proceeding, any claim that (i) such action or proceeding is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of California; (iii) such action or proceeding is brought in an inconvenient forum; (iv) that the venue of such action or proceeding is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such action or proceeding to a court other than any of the above-named courts.
7.4 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, PROCEEDING OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.4.
7.5 Injunctive Relief. Without prejudice to the rights and remedies otherwise available to the Parties, each Party shall be entitled to seek injunctive relief to enforce the respective covenants and agreements of the Parties in this Agreement. For the avoidance of doubt, the Company shall be entitled to seek injunctive relief if Purchaser or any other holder of Registrable Securities breaches or threatens to breach any of the provisions of Section 7.
7.6 Confidentiality and Publicity. The Parties shall abide by Section 7 of the License Agreement relating to confidentiality and publicity with respect to the transactions contemplated by this Agreement, and all references to "this Agreement" in Section 7 of the License Agreement shall be deemed to refer instead to the Transaction Documents.
Ex 10.2 Page 19

7.7 Assignment. Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party, except that (a) either Party may assign this Agreement without the consent of the other Party in connection with the acquisition of such Party or the sale of all or substantially all of the assets of such Party (whether by sale or merger or otherwise), and (b) Purchaser may assign (i) this Agreement without consent in connection with a transfer of Registrable Securities not prohibited hereunder to an Affiliate at any time, and (ii) after the Lock-Up Period, its rights under Section 6 without consent in connection with a transfer of Registrable Securities not prohibited hereunder, to any Person (other than in a public offering or a sale pursuant to Rule 144); provided that the transferee, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all of the restrictions and obligations set forth in this Agreement as though it were Purchaser hereunder.  Any assignment of this Agreement in violation of this Section 7.7 shall be null and void. Assignment of this Agreement by either Party shall not relieve the assignor of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
7.8 Entire Agreement. This Agreement and the License Agreement (including any Schedules or other attachments hereto or thereto, as applicable) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof.
7.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.
7.10 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Purchaser and the Company.
7.11 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.
7.12 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing and shall be deemed given only (a) when delivered to the Party personally, (b) five (5) days after being sent to the Party by registered mail, return receipt requested, postage prepaid, (c) the second (2nd) business day after being sent by a nationally recognized courier service guaranteeing next-day or second-day delivery, charges prepaid, in each case addressed to the Party at its address set forth below, or (d) the first (1st) business day after being sent by facsimile transmission to the number set forth below, or at such other address or fax number as such Party may from time to time specify by notice given in the manner provided herein to the Party entitled to receive notice hereunder:
Ex 10.2 Page 20

For the Company:
CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
Attention: John Caloz, Chief Financial Officer
Facsimile: 310-826-6139
Email: jcaloz@cytrx.com

With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Marie L. Gibson, Esq. and Matthew Zisk, Esq.
Facsimile: (212)735 2000
Email: marie.gibson@skadden.com and matthew.zisk@skadden.com

For Purchaser:
NantCell, Inc.
9920 Jefferson Boulevard
Culver City, California 90232
Attention:  General Counsel
Facsimile: (310) 853-7401
Email:  ckim@nantworks.com
7.13 Fees And Expenses. Except as otherwise set forth herein, the Company and Purchaser shall each bear their own expenses and fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, including legal fees.
7.14 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto. No third party shall obtain any right under any provision of this Agreement or shall be reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any part hereto.
7.15 Construction. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
7.16 Survival. The representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing.
Ex 10.2 Page 21

7.17.  Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.
7.18 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the Parties may require. The words, "including," "includes" and "including" will be deemed to be followed by the phrase "without limitation". The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All references to "dollars" or "$" will be deemed references to the lawful money of the United States of America. All exhibits attached hereto and all other attachments hereto are hereby incorporated herein by reference and made a part hereof.
7.19 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

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Ex 10.2 Page 22

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers
THE COMPANY
By: /s/Steven Kriegsman

Name: Steven Kriegsman

Title: Chief Executive Officer

PURCHASER
By: /s/ Patrick Soon-Shiong

Name: Patrick Soon-Shiong

Title: Chief Executive Officer

Ex 10.2 Page 23